UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2010

Lincare Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19946	51-0331330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

19387 U.S. 19 North, Clearwater, FL 33764

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 727-530-7700

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 16, 2010, Lincare Holdings Inc. issued a press release announcing the elections of Ellen M. Zane and Angela P. Bryant to its Board of Directors. A copy of the company’s press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Ms. Zane does not have any related person transactions with Lincare Holdings Inc. reportable under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Zane and any other persons pursuant to which she was selected as a director.

Ms. Bryant does not have any related person transactions with Lincare Holdings Inc. reportable under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Ms. Bryant and any other persons pursuant to which she was selected as a director.

Ms. Zane and Ms. Bryant will receive compensation in accordance with the Company’s standard compensation arrangements for non-executive directors, which are summarized in the Company’s Definitive Proxy Statement as filed with the Securities and Exchange Commission on April 1, 2010.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of Lincare Holdings Inc., dated September 16, 2010

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincare Holdings Inc.

By:	/s/ Paul G. Gabos
Paul G. Gabos
Chief Financial Officer, Treasurer and Secretary

September 17, 2010